                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of March 31, 2000 by and between eCommercial.com, Inc., a Nevada corporation ("eCommercial Nevada"), and MindArrow Systems, Inc., a Delaware, a Delaware corporation ("eCommercial Delaware").

                                   WITNESSETH:
                                  ----------

     WHEREAS, eCommercial Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, eCommercial Nevada is a corporation duly organized and existing under the laws of the State of Nevada;

     WHEREAS, on the date of this Merger Agreement, eCommercial Delaware has authority to issue 30,000,000 shares of Common Stock, par value $0.001 per share (the "eCommercial Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by eCommercial Nevada and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "eCommercial Delaware Preferred Stock), of which no shares are issued or outstanding;

     WHEREAS, on the date of this Merger Agreement, eCommercial Nevada has authority to issue 30,000,000 shares of Common Stock (the "eCommercial Nevada Common Stock"), of which 9,585,583 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock (the "eCommercial Nevada Preferred Stock"), of which 1,388,073 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for eCommercial Delaware and eCommercial Nevada have determined that, for the purpose of effecting the reincorporation of eCommercial Nevada in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that eCommercial Nevada merge with and into eCommercial Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of eCommercial Delaware and eCommercial Nevada, the shareholders of eCommercial Nevada, and the sole stockholder of eCommercial Delaware have adopted and approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, eCommercial Nevada and eCommercial Delaware hereby agree to merge as follows:

     1.  Merger.  eCommercial Nevada shall be merged with and into eCommercial
         ------
Delaware, and eCommercial Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     2.  Governing Documents.  The Certificate of Incorporation of eCommercial
         -------------------
Delaware shall continue to be the Certificate of Incorporation of eCommercial Delaware as the surviving Corporation.

     The Bylaws of eCommercial Delaware, in effect on the Effective Date, shall continue to be the Bylaws of eCommercial Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3.  Directors and Officers.  The directors and officers of eCommercial
         ----------------------
Nevada shall become the directors and officers of eCommercial Delaware upon the Effective Date and any committee of the Board of Directors of eCommercial Nevada shall become the members of such committees for eCommercial Delaware.

     4.  Succession.  On the Effective Date, eCommercial Delaware shall succeed
         ----------
to eCommercial Nevada in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     5.  Further Assurances.  From time to time, as and when required by
         ------------------
eCommercial Delaware or by its successors and assigns, there shall be executed and delivered on behalf of eCommercial Nevada such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in eCommercial Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of eCommercial Nevada, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of eCommercial Delaware are fully authorized in the name and on behalf of eCommercial Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6.   Stock of ECommercial Nevada.
          ---------------------------

          a.  Common Stock.  Upon the Effective Date, by virtue of the Merger
              ------------
and without any action on the part of the holder thereof, each share of eCommercial Nevada Common Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of eCommercial Delaware Common Stock.

          b.  Preferred Stock.  Upon the Effective Date, by virtue of the Merger
              ---------------
and without any action on the part of the holder thereof, each share of each series of eCommercial Nevada Preferred Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of eCommercial Delaware Preferred Stock of an equivalent series.

          c.  Fractional Shares.  No fractional shares which a eCommercial
              -----------------
Delaware stockholder would otherwise be entitled to receive by reason of the exchange of eCommercial Nevada stock for eCommercial Delaware stock shall be issued.

     7.  Stock Certificates.  On and after the Effective Date, all of the
         ------------------
outstanding certificates which prior to that time represented shares of eCommercial Nevada stock shall be deemed for all purposes to evidence ownership of and to represent the shares of eCommercial

Delaware stock into which the shares of eCommercial Nevada stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of eCommercial Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to eCommercial Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of eCommercial Delaware stock evidenced by such outstanding certificate as above provided.

     8.  Options, Warrants and Promissory Notes.  Upon the Effective Date, each
         --------------------------------------
outstanding option, warrant, promissory notes, or other right to purchase shares of eCommercial Nevada stock shall be converted into and become an option, warrant, promissory note, or right to purchase the same number of shares of eCommercial Delaware upon the same terms and subject to the same conditions as set forth in the option plans and other agreements entered into by eCommercial Nevada pertaining to such options, warrants, promissory notes, or rights. A number of shares of eCommercial Delaware stock shall be reserved for purposes of such options, warrants, promissory notes, and rights equal to the number of shares of eCommercial Nevada stock so reserved as of the Effective Date. As of the Effective Date, eCommercial Delaware shall assume all obligations of eCommercial Nevada under agreements pertaining to such options, warrants, promissory notes and rights, and the outstanding options, warrants, promissory notes, or other rights, or portions thereof, granted pursuant thereto.

     9.  Other Employee Benefit Plans.  As of the Effective Date, eCommercial
         ----------------------------
Delaware hereby assumes all obligations of eCommercial Nevada under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     10.  Outstanding Common Stock of eCommercial Delaware.  Forthwith upon the
          ------------------------------------------------
Effective Date, the One Hundred (100) shares of eCommercial Delaware Common Stock presently issued and outstanding in the name of eCommercial Nevada shall be canceled and retired and resume the status of authorized and unissued shares of eCommercial Delaware Common Stock, and no shares of eCommercial Delaware Common Stock or other securities of eCommercial Delaware shall be issued in respect thereof.

     11.  Covenants of ECommercial Delaware.  eCommercial Delaware covenants and
          ---------------------------------
agrees that it will, on or before the Effective Date:

          a. Qualify to do business as a foreign corporation in all states in which eCommercial Nevada is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of eCommercial Delaware. In connection therewith, eCommercial Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

          b. File any and all documents with the Nevada Franchise Tax Board necessary to the assumption by eCommercial Delaware of all of the franchise tax liabilities of eCommercial Nevada.

     12.  Amendment.  At any time before or after approval and adoption by the
          ---------
stockholders of eCommercial Nevada, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of eCommercial Delaware and eCommercial Nevada to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

     13.  Abandonment.  At any time before the Effective Date, this Merger
          -----------
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either eCommercial Nevada or eCommercial Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of eCommercial Delaware and the shareholders of eCommercial Nevada.

     14.  Counterparts.  In order to facilitate the filing and recording of this
          ------------
Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of eCommercial Nevada and eCommercial Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.


                              MINDARROW SYSTEMS, INC., a Delaware corporation

                              By:
                                 ------------------------------------------
                                 Thomas Blakeley, Chief Executive Officer


                              ECOMMERCIAL.COM, INC., a Nevada corporation


                              By:
                                 -------------------------------------------
                                 Thomas Blakeley, Chief Executive Officer

                            CERTIFICATE OF SECRETARY

                                       OF

                             MINDARROW SYSTEMS, INC.

                            (a Delaware corporation)


     I, Eric McAfee, the Secretary of MindArrow Systems, Inc.,a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its Chief Executive Officer and was approved and adopted by the unanimous vote of the outstanding stock entitled to vote thereon by written consent of the sole stockholder of the Corporation dated ____________, 2000.

     Executed effective on the ____ day of ___________, 2000.



                              ------------------------------------
                              Eric McAfee

                           CERTIFICATE OF APPROVAL OF

                         AGREEMENT AND PLAN OF MERGER OF

                              ECOMMERCIAL.COM, INC.

                             (a Nevada corporation)


     Thomas Blakeley and Eric McAfee certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of eCommercial.com, Inc., a Nevada corporation (the
"Corporation").

     2. This Certificate is attached to the Agreement and Plan of Merger dated as of ______________, 2000, providing for the merger of the Corporation with and into a Delaware corporation.

     3. The Agreement and Plan of Merger in the form attached hereto (the "Merger Agreement") was approved by the Board of Directors of the Corporation at a meeting duly noticed and held on _________, 2000.

     4. The total number of outstanding shares of the Corporation entitled to vote on the merger was ___________ shares of Common Stock and __________ shares of Series B Preferred Stock.

     5. The principal terms of the Merger Agreement were approved by an affirmative vote which exceeded the vote required, such vote being a majority of the total number of outstanding shares of Common Stock and Series B Preferred Stock, voting together as a single class and a majority of the outstanding shares of the Series B Preferred Stock ,voting as a separate class.

Dated:  _____________, 2000.



                              ---------------------------------------
                              Thomas Blakeley, President



                              ---------------------------------------
                              Eric McAfee, Secretary

     The undersigned, Thomas Blakeley and Eric McAfee, President and Secretary, respectively, of eCcommercial.com, Inc., a Nevada corporation, declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed at ____________, on ____________, 2000.



                              ______________________________________
                              Thomas Blakeley, President



                              ______________________________________
                              Eric McAfee, Secretary


                                       2